EXHIBIT 99.2

                          WEBSTER FINANCIAL CORPORATION
                             1992 STOCK OPTION PLAN

         Webster Financial Corporation (the "Corporation") sets forth herein the terms of this 1992 Stock Option Plan (the "Plan") as follows:

1.       PURPOSE.

         The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expand maximum effort for the growth and success of the Corporation and its subsidiaries, and will encourage such eligible individuals to remain in the employ or service of the Corporation or that of one or more of its subsidiaries. Each stock option granted under the Plan (an "Option") is intended to be an "incentive stock option" ("Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code 1986, as amended, or the corresponding provision of any subsequently enacted tax statute (the "Code"), except (i) to the extent that any such Option would exceed the limitation set forth in Section 7 below, (ii) for Options specifically designated at the time of grant are not being Incentive Stock Options; and (iii) for Options granted to directors of the Corporation who are not officers or other salaried employees of the Corporation or any "subsidiary corporation" (a "Subsidiary") thereof within the meaning of Section 424(f) of the Code
("Non-Employee Directors") or to directors of a Subsidiary who are not Non-Employee Directors and who are not officers or employees of the Corporation or any Subsidiary ("Subsidiary Directors").

2.       ADMINISTRATION.

         (a) Board. The Plan shall be administered by the Board of Directors of the corporation (the "Board"), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 8 below) entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or by unanimous consent of the Board executed in writing in accordance with the Corporation's Certificate of Incorporation and By-Laws, and with applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

         (b) Committee. The Board may from time to time appoint a stock option committee (the "Committee") consisting of not less than two members of the Board, none of whom shall be an officer or other salaried employee of the Corporation or any of its subsidiaries, and each of whom shall qualify in all respects as a "disinterested person" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and By-Laws of the Corporation and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Corporation's Certificate of Incorporation and By-Laws, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

         (c) No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

         (d) Delegation to the Committee. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 2(b) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

         (e) Action by the Board. The Board may act under the Plan with respect to any Option granted to or Option Agreement entered into with an officer, director or shareholder of the company who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than by, or in accordance with the recommendations of, the Committee, constituted as set forth in Section 2(b) above, only if all of the members of the Board are "disinterested persons" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act.

3.       STOCK.

         The stock that may be issued pursuant to Options granted under the Plan shall be shares of Common Stock, par value $.01 per share, of the Corporation (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 155,000 shares, which number of shares is subject to adjustment as hereinafter provided in Section 17 below. If any Option expires, terminates, or is terminated or canceled for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

4.       ELIGIBILITY.

         (a) Employees and Subsidiary Directors. Options may be granted under the Plan to any full-time employee of the corporation or any Subsidiary (including any such employee who is an officer or director of the Corporation or any Subsidiary) or to any Subsidiary Director as the Board shall determine and designate from time to time prior to expiration or termination of the Plan.

         (b) Non-Employee Directors. Each Non-Employee Director who is elected by the shareholders of the Corporation to serve on the Board for a term beginning after the effective date of the Plan as described in Section 5(a) hereof shall be granted as Option on the date of such election to purchase 1,000 shares of the Stock at the price on the date of such election and upon the other terms and conditions specified in the Plan, except that a Non-Employee Director who is first elected to serve on the Board after the effective date of the Plan shall be granted an Option to purchase 3,000 shares of the Stock on the date of such first election. Except as provided in this Section 4(b), no Non-Employee Director shall be eligible to be granted Options under this Plan.

         An  individual  may  hold  more  than  one  Option,   subject  to  such
restrictions as are provided herein.

5.       EFFECTIVE DATE AND TERM OF THE PLAN.

         (a) Effective Date. The Plan shall be effective as of March 23, 1992, the date of adoption by the Board, subject to approval of the Plan within one year of such effective date by a majority of the votes cast at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan; provided, however, that upon approval of the Plan by the shareholders of the Corporation as set forth above, all Options granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Corporation had approved the Plan on the effective date. If the shareholders fail to approve the Plan within one year of such effective date, any options granted hereunder shall be null and void and of no effect.

         (b) Term. The Plan shall terminate on the date ten years from the effective date.

6.       GRANT OF OPTIONS.

         Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine ("Optionees"), Options to purchase such number of shares of the Stock on such terms and conditions as the board may determine, including any terms or conditions which may be necessary to qualify such Options as Incentive Stock Option under Section 422 of the Code. The date on which the Board approves the grant of an Option shall be considered the date on which such Option is granted.

7.       LIMITATION ON OPTIONS RECEIVED IN CALENDAR YEAR.

         An Option (other than an Option described in exception (ii) or (iii) of Section 1) shall constitute an Incentive Stock Option to the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporation within the meaning of Section 422(d) of the Code) does not exceed $100,000. this limitation shall be applied by taking Options into account in the order in which they were granted.

8.       OPTION AGREEMENTS.

         All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by the Corporation and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

9.       OPTION PRICE.

         The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement, and shall be not less than the greater of par value or 100 percent of the fair market value of a share of the Stock on the date the Option is granted (as determined in good faith by the Board); provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the fair market value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation system, or is publicly traded in an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or System or in such market (the highest such closing price if there is more than one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made.

10.      TERM AND EXERCISE OF OPTIONS.

         (a) Term. Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years from the date such Option is granted, or, with respect to Options granted to persons other than Non-Employee Directors, on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Optionee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

         (b) Option Period and Limitations on Exercise. Each Option granted to persons other than Non-Employee Directors under the Plan shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Option Agreement relating to such Option. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding; provided, however, that any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised. Each Option granted to Non-Employee Directors shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on the date of grant and ending upon the expiration of the Option. Notwithstanding any other provisions of the Plan, no Option granted to an Optionee under the Plan shall be exercisable in whole or in part prior to the date the Plan is approved by the shareholders of the Corporation as provided in Section 5 above.

         (c) Method of Exercise. An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office, addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise; or (iii) by a combination of the methods described in (i) and
(ii). The Board may provide, by inclusion of appropriate language in an Option Agreement, that payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. A separate Stock which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 17 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

11.      TRANSFERABILITY OF OPTIONS.

         During the lifetime of an Optionee to whom an Option is granted, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will of the laws of descent and distribution.

12.      TERMINATION OF SERVICE OR EMPLOYMENT.

         (a) Employees and Subsidiary Directors. Upon the termination of the employment or service of an Optionee (other than a Non-Employee Director) with the Corporation or a Subsidiary, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, any Option granted pursuant to the Plan shall terminate three months after the date of such termination of employment or service, unless earlier terminated pursuant to Section 10(a) above, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; provided, however, that the Board may provide, by inclusion of appropriate language in an Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of employment or service of the Optionee with the Corporation or a Subsidiary, exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. Whether a leave of absence or leave on military or government services shall constitute a termination of employment or service for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment or service with the Corporation or a Subsidiary shall not be deemed to occur if immediately thereafter the Optionee is employed with the Corporation or any Subsidiary or in serving as a Subsidiary Director.

         (b) Non-Employee Directors. Any Option granted to a Non-Employee Director shall not terminate until the expiration of the ten year term of the Option regardless of whether the Non-Employee Director continued to serve as a director of the Company.

13.      RIGHTS IN THE EVENT OF DEATH OR DISABILITY.

         (a) Death of an Employee or Subsidiary Director. If an Optionee (other than a Non-Employee Director) dies while employed by the Corporation or a Subsidiary or while serving as a Subsidiary Director, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time within one year after the date of such Optionee's death and prior to termination of the Option as provided in Section 10(a) above, to exercise any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Board may provide, by inclusion of appropriate language in an Option Agreement, that, in the event of the death of the Optionee, the executors or administrators or legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 10(b) above), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above.

         (b) Disability of an Employee or Subsidiary Director. If an Optionee (other than a Non-Employee Director) terminates employment or services with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time within one year after such termination of employment or service and prior to termination of the Option as provided in Section 10(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment or service, whether or not such Option was exercisable immediately prior to such termination of employment or service; provided, however, that the Board may provide, by inclusion of appropriate language in the Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of the termination of employment or service of the Optionee with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

         (c) Death or Disability of a Non-Employee Director. Any Option granted to a Non-Employee Director shall not terminate until the expiration of the Option under Section 10(a) above.

14.      USE OF PROCEEDS.

         The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

15.      REQUIREMENTS OF LAW.

         (a) Violations of Law. The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Corporation of any provisions of any law or regulations of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), upon exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

         (b) Compliance with Rule 16b-3. The intent of this Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board, or the Committee acting on behalf of the Board, may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

16.      AMENDMENT AND TERMINATION OF THE PLAN.

         The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that no amendment by the Board shall, without approval by a majority of the votes cast at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, (a) materially change the requirements as to eligibility to receive Options; (b) increase the maximum number of shares of Stock in the aggregate that may be sold pursuant to Options granted under the Plan (except as permitted under Section 17 hereof); (c) change the minimum Option Price set forth in Section 9 hereof (except as permitted under Section 17 hereof); (d) increase the maximum period during which Options may be exercised; (e) extend the term of the Plan; or (f) materially increase the benefits accruing to eligible  individuals  under the Plan.  Except as  permitted  under  Section  17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

17.      EFFECT OF CHANGES IN CAPITALIZATION.

         (a) Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

         (b) Reorganization in Which the Corporation Is the Surviving Corporation. Subject to Subsection (c) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger, or consolidation of the Corporation with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately follow such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

         (c) Reorganization in Which the Corporation Is Not the Surviving Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the limitations on exercise set forth in Section 10(b) above), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise such Option in whole or in part, without regard to any limitation on exercise imposed pursuant to Section 10(b) above, unless otherwise provided in the Option Agreement. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its shareholders.

         (d) Adjustments. Adjustments under this Section 17 related to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

         (e) No Limitations on Corporation. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

18.      DISCLAIMER OF RIGHTS.

         No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary.

19.      NONEXCLUSIVITY OF THE PLAN.

         Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise then under the Plan.

                        WEBSTER FINANCIAL CORPORATION

                               AMENDMENT NUMBER 1
                                       TO
                             1992 STOCK OPTION PLAN

         The Webster Financial Corporation 1992 Stock Option Plan (the "Plan") is hereby amended as set out below, effective March 28, 1994 (the "Adoption Date"), subject to approval of this Amendment Number 1 by the shareholders of Webster Financial Corporation (the "Corporation") as provided below:

         1. The second sentence of Section 3 of the Plan is amended by substituting the figure "405,500" for the figure "155,000."

         2. Section 4(a) is amended to add an additional sentence at the end of such subsection to read as follows:

            "The maximum number of shares of Stock subject to Options that may be granted under the Plan to any officer or other employee of the Corporation or any Subsidiary in any calendar year is 50,000 shares (subject to adjustment as provided in Section 17 hereof)."

         3. The Plan shall otherwise be unchanged by this Amendment 1.

         4. This Amendment Number 1 is adopted subject to approval within one year of the Adoption Date by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; provided, however, that upon approval of Amendment Number 1 by the shareholders of the Corporation as set forth above, any options granted under the Plan on or after the Adoption Date pursuant to Amendment Number 1 shall be fully effective as if the shareholders of the Corporation had approved Amendment Number 1 on the Adoption Date. If the shareholders fail to approve Amendment Number 1 within one year of the Adoption Date, any options granted covering shares of stock in excess of the number permitted under the Plan (as in effect before the Adoption Date) shall be null and void and of no effect.

                                      * * *

         Amendment Number 1 to the Plan was duly adopted and approved by the Board of Directors of the Corporation by resolution at a meeting held on March 28, 1994, subject to approval of Amendment Number 1 by shareholders of the Corporation.

                                                      /s/
                                                         -----------------------
                                                         Secretary

                          WEBSTER FINANCIAL CORPORATION

                               AMENDMENT NUMBER 2
                            TO 1992 STOCK OPTION PLAN

         The Webster Financial Corporation 1992 Stock Option Plan, as amended (the "Plan") is hereby amended as set forth below, effective March 18, 1996 (the "Adoption Date"), subject to approval of this Amendment Number 2 by the shareholders of Webster Financial Corporation (the "Corporation"), as provided below:

         1. The second sentence of Section 3 of the Plan is further amended to increase the number of shares covered by the Plan by 375,000 shares by substituting the figure "780,500" for the figure "405,000."

         2. Section 4(b) is amended to read in its entirety as follows:

            "(b) Non-Employee Directors. Each Non-Employee Director who is elected by the shareholders of the Corporation to serve on the Board for a term beginning after March 18, 1996 shall be granted an Option on the date of such election to purchase 2,000 shares of the Stock at the price on the date of such election and upon the other terms and conditions specified in the Plan, except that if a Non-Employee Director is elected to serve on the Board for a term of less than three years, the Option shall cover a number of shares of Stock equal to 2,000, multiplied by a fraction, the numerator is the number of whole months of the term to which such Non-Employee Director was elected and the denominator of which is 36, rounded to the nearest whole share, The foregoing numbers of shares of Stock shall be subject to adjustment pursuant to Section 17 hereof. Except as provided in this Section 4(b), no Non-Employee Director shall be eligible to be granted Options under this Plan."

         3. The Plan shall otherwise be unchanged by this Amendment Number 2.

         4. This amendment Number 2 is adopted subject to approval within one year of the Adoption Date by a majority of the votes present, in person or by proxy, and entitled to vote at a duly held meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding voting stock is present, in person or by proxy; provided, however, that upon approval of Amendment Number 2 by the shareholders of the Corporation as set forth above, any options granted under the Plan on or after the Adoption Date pursuant to Amendment Number 2 shall be fully effective as if the shareholders of the Corporation had approved Amendment Number 2 on the Adoption Date. If the shareholders fail to approve Amendment Number 2 within one year of the Adoption Date, any options granted covering shares of stock in excess of the number permitted under the Plan (as in effect before the Adoption Date) shall be null and void and of no effect.

                                      * * *

         Amendment Number 2 to the Plan was duly adopted and approved by the board of Directors of the Corporation by resolution at a meeting held on March 18, 1996, subject to approval of Amendment Number 2 shareholders of the Corporation.

                                                        /s/ Lee A. Gagnon
                                                        ------------------------
                                                        Lee A. Gagnon, Secretary

                          WEBSTER FINANCIAL CORPORATION

                               AMENDMENT NUMBER 3

                                       TO

                             1992 STOCK OPTION PLAN

         The Webster Financial Corporation 1992 Stock Option Plan, as amended (the "Plan") is hereby amended as set forth below, effective February 23, 1998 (the "Adoption Date"), subject to approval of this Amendment Number 3 by the shareholders of Webster Financial Corporation (the "Corporation"), as provided below:

1.   The second sentence of Section 3 of the Plan is amended to read as follows:

         "The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 2,961,000* shares, which number of shares is subject to adjustment as hereinafter provided in Section 17 below."

     2. The last sentence of Section 4(a) of the Plan is amended to read as follows:

         "The maximum number of shares of Stock subject to Options that may be granted under the Plan to any officer or other employee of the Corporation or any Subsidiary in any calendar year is 500,000* shares (subject to adjustment as provided in Section 17 hereof)."

     3.  Section 5 (b) of the Plan is amended to read as follows:

               "(b)  Term.  The Plan shall terminate on February 23, 2008."

     4.  The Plan shall otherwise be unchanged by this Amendment Number 3.

     5. This Amendment Number 3 is adopted subject to approval within one year of the Adoption Date by a majority of the votes present, in person or by proxy, and entitled to vote at a duly held meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding voting stock is present, in person or by proxy; provided, however, that upon approval of Amendment Number 3 by the shareholders of the Corporation as set forth above, any options granted under the Plan on or after the Adoption Date pursuant to Amendment Number 3 shall be fully effective as if the shareholders of the Corporation had approved Amendment Number 3 on the Adoption Date. If the shareholders fail to approve Amendment Number 3 within one year of the Adoption Date, any options granted covering shares of stock in excess of the number permitted under the Plan (as in effect before the Adoption Date) shall be null and void and of no effect.

                                      * * *


----------------------
* Restated to reflect the two-for-one stock split of the Corporation's common stock in April 1998


         Amendment Number 3 to the Plan was duly adopted and approved by the Board of Directors of the Corporation by resolution at a meeting held on February 23, 1998, subject to approval of Amendment Number 3 by shareholders of the Corporation.


                                                /s/ Harriet Munrett Wolfe
                                                --------------------------------
                                                Harriet Munrett Wolfe, Secretary

                          WEBSTER FINANCIAL CORPORATION

                               AMENDMENT NUMBER 4
                                       TO
                             1992 STOCK OPTION PLAN

         The Webster Financial Corporation 1992 Stock Option Plan, as heretofore amended (the "Plan"), is hereby amended, effective as of the date of adoption of this Amendment Number 4 by the Board of Directors of Webster Financial Corporation (the "Corporation"), as provided below:

         1. Section 11 of the Plan is amended to read in its entirety as follows:

             "11.     TRANSFERABILITY OF OPTIONS.

                     During the  lifetime of an  Optionee  to whom an  Incentive
         Stock Option is granted, only such Optionee (or, in the event of legal incapacity or incompetence, the Optionee's guardian or legal representative) may exercise such Incentive Stock Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution, except that, unless otherwise provided in an Option Agreement, an Option that is not intended to constitute an Incentive Stock Option may be transferred by gift: to a member of the Optionee's "Family" (as defined below); to a trust for the exclusive benefit of the Optionee or one or more members of the Optionee's Family; or to any combination of the foregoing, provided that any such transferee shall enter into a written agreement to be bound by the terms of the Plan. For this purpose, "Family" shall mean the spouse, siblings and lineal ancestors and descendants of the Optionee."

         2.       The Plan shall otherwise be unchanged by this Amendment.

                                      * * *

         Amendment Number 4 to the Plan was duly adopted and approved by the Board of Directors of the Corporation by resolution at a meeting held on January 25, 1999.

                                              /s/ Harriet Munrett Wolfe
                                              ---------------------------------
                                              Harriet Munrett  Wolfe, Secretary

                          WEBSTER FINANCIAL CORPORATION

                               AMENDMENT NUMBER 5
                                       TO
                             1992 STOCK OPTION PLAN

         The Webster Financial Corporation 1992 Stock Option Plan, as amended (the "Plan") is hereby amended as set forth below, effective December 20, 1999 (the "Adoption Date"), subject to approval of this Amendment Number 5 by the shareholders of Webster Financial Corporation (the "Corporation"), as provided below:

         1. Section 1 of the Plan is amended by adding the following at the end of such Section:

                  The Plan also provides for the grant pursuant to written agreements of shares of restricted stock to eligible individuals, as set out below. Grants of Options and restricted stock under the Plan are referred to collectively as "Incentive Awards" and the agreements setting out the terms of such grants are referred to collectively as "Award Agreements."

         2. The first sentence of Section 2(a) of the Plan is amended to read in its entirety as follows:

                  The Plan shall be administered by the Board of Directors of the Corporation (the "Board"), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Incentive Award granted or Award Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Incentive Award granted or Award Agreement entered into hereunder.

         3. The last sentence of Section 2(a), Section 2(c), Section 2(d), the first two sentences of Section 3, the first sentence of Section 4(a), the last sentence of Section 4, Section 14, the first sentence of Section 15(a),
Section 16 (other than clauses (c) and (d) of the first sentence thereof), the first sentence of Section 17(a), Section 17(e) and Section 18 of the Plan are amended by substituting the words "Award Agreement" for the words "Option Agreement," the words "Award Agreements" for the words "Option Agreements," the words "Incentive Award" for the word "Option" and the words "Incentive Awards" for the word "Options" in each place they appear therein.

         4. The first sentence of Section 2(b) of the Plan is amended to read in its entirety as follows:

                  The Board may from time to time appoint a committee to administer the Plan (the "Committee") consisting of two or more members of the Board who qualify in all respects as "non-employee directors" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" for purposes of Section 162(m) of the Code.

         5.       Section 2(e) of the Plan is deleted.

         6. The last sentence of Section 3 of the Plan is amended to read in its entirety as follows:

                  If any Incentive Award expires, terminates, or is terminated for any reason prior to exercise or vesting in full, the shares of Stock that were subject to the unexercised, forfeited, expired or terminated portion of such Incentive Award shall be available for future grants of Incentive Awards under the Plan.

         7. Section 6 of the Plan is amended to read in its entirety as follows:

                  6.       GRANT OF OPTIONS AND SHARES OF RESTRICTED
                           STOCK

                                    (a)  Options.   Subject  to  the  terms  and
                  conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine ("Optionees"), Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code. The date on which the Board approves the grant of an Option shall be considered the date on which such Option is granted.

                                    (b) Restricted Stock Awards.  Subject to the
                  terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine ("Holders"), shares of restricted Stock, subject to
                  (i) payment by the Holder of not less than the par value of such stock and (ii) the attainment of such performance objectives and the completion of such service requirements (if any) as the Board shall determine and specify as a condition to making such grant. Each such grant shall be effected by the execution of an Award Agreement setting out the terms and conditions applicable thereto and by the issuance of shares of restricted Stock. Applicable performance objectives shall be established in writing by the Board before the ninetieth day of the year in which the grant of restricted Stock is made and while the outcome is substantially uncertain. Performance objectives shall be based on one or more of the following criteria: the Corporation's Stock price, income, operating profit, assets and liabilities, stockholders equity, market share, operating revenue, operating expenses, financial ratings by outside agencies, earnings per share, return on assets, equity or investments or EVA improvement (as defined for purposes of the Corporation's Economic Value Added Incentive Plan). Performance objectives (other than EVA improvement) may include positive results, maintaining the status quo or limiting economic losses. Upon attainment of the specified performance objectives and vesting requirements (or, to the extent specified by the Board, partial attainment of such objectives and requirements), the Holder shall be entitled to shares of Stock specified in the grant (or the portion of such shares earned by partial attainment of the objectives and requirements, as applicable) free of restrictions, except as set out in Section 15. Upon the failure of the Holder to pay the price specified for the shares within the time set by the Board at the time of the grant or upon the expiration of the specified period for attaining performance objectives without such objectives having been achieved or upon termination of the Holder's employment without the Holder having satisfied the service requirement specified at the time of grant, except as shall otherwise have been specified in the Award Agreement at the time of grant or in an amendment thereto, the shares of restricted Stock (or appropriate portion thereof) shall be forfeited and shall again be available for regrant under the terms of the Plan. The Board may require that the certificates evidencing the grant of shares of restricted Stock hereunder be held by an officer of the Corporation until such restrictions have expired. The Board may also cause a legend to be placed on such certificates making appropriate reference to the restrictions to which the shares are subject. Unless the Board otherwise provides in an Award Agreement, Holders of restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such restricted Stock. All distributions, if any, received by a Holder with respect to restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original grant.

         8. Section 11 is amended by adding the following new sentence at the end of such Section:

                  No shares of restricted Stock shall be transferable until the Holder has satisfied all applicable performance objectives and service requirements (if any) imposed as a condition to the vesting of such shares and until the lapse or expiration of all other applicable restrictions and conditions imposed by the Board with respect to such shares.

         9. Section 12(a) of the Plan is amended by adding the following new sentences after the first sentence of such Section:

                  Upon the termination of the employment or service of a Holder with the Corporation or a Subsidiary other than by reason of death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), any restricted Stock issued to such Holder that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise. Upon forfeiture of restricted Stock, the Holder shall have no further rights with respect to such Stock, including but not limited to any right to vote restricted Stock or any right to receive dividends with respect to such shares of restricted Stock.

         10. The last sentence of Section 12(a) of the Plan is amended by replacing the word "Optionee" with the words "Optionee or Holder."

         11. Section 13(a) of the Plan is amended by adding the following new sentence at the end of such subsection:

                  If a Holder dies while employed by the Corporation or a Subsidiary or while serving as a Subsidiary Director, except as provided in the applicable Award Agreement, all shares of restricted Stock granted to such Holder shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Holder's estate.

         12. Section 13(b) of the Plan is amended by adding the following new sentence after the first sentence of such Subsection:

                  If a Holder terminates employment or service with the Corporation or a Subsidiary by reason of "permanent and total disability" (as defined above), except as provided in the applicable Award Agreement, all shares of restricted Stock granted to such Holder shall fully vest upon such termination of employment.

         13.      The Plan shall otherwise be unchanged by this Amendment Number
                  5.

         14. This Amendment Number 5 is adopted subject to approval by a majority of the votes present, in person or by proxy, and entitled to vote at a duly held meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding voting stock is present, in person or by proxy; provided, however, that upon approval of Amendment Number 5 by the shareholders of the Corporation as set forth above, any restricted stock granted under the Plan on or after the Adoption Date pursuant to Amendment Number 5 shall be fully effective as if the shareholders of the Corporation had approved Amendment Number 5 on the Adoption Date. If the shareholders fail to approve Amendment Number 5, any grants of restricted stock under the Plan shall be null and void and of no effect.

                                      * * *

         Amendment Number 5 to the Plan was duly adopted and approved by the Board of Directors of the Corporation by resolution at a meeting held on December 20, 1999 subject to approval of Amendment Number 5 by shareholders of the Corporation.

                                             /s/  Harriet Munrett Wolfe
                                            -----------------------------------
                                              Harriet Munrett Wolfe, Secretary

         Amendment Number 5 to the Plan was duly adopted by the shareholders of the Corporation at a meeting held on April 27, 2000.

                                             /s/ Harriet Munrett Wolfe
                                             ----------------------------------
                                              Harriet Munrett Wolfe, Secretary